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                                  EXHIBIT 23

        THRIFT PLAN FOR EMPLOYEES OF AMAX GOLD INC. AND ITS SUBSIDIARIES

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of the Thrift Plan for Employees of Amax Gold Inc. and Its Subsidiaries of our report dated
June 26, 1996, appearing on page 2 of this Form 11-K of Amax Gold Inc. for the year ended December 31, 1995.



PRICE WATERHOUSE LLP

Denver, Colorado
June 26, 1996